Exhibit 10.34

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of April 1, 2021, is entered into by and among OVERSEAS SHIPHOLDING GROUP, INC., a Delaware corporation, as guarantor (“Holdings”), MARITRANS GENERAL PARTNER, INC., a Delaware corporation, MARITRANS OPERATING COMPANY L.P., a Delaware limited partnership, OSG 244 LLC, a Delaware limited liability company, OSG AMERICA LLC, a Delaware limited liability company, OSG AMERICA L.P., a Delaware limited partnership, OSG AMERICA OPERATING COMPANY LLC, a Delaware limited liability company, OSG BULK SHIPS, INC., a New York corporation (“OBS”), OSG COLUMBIA LLC, a Delaware limited liability company, OSG COURAGEOUS LLC, a Delaware limited liability company, OSG DELAWARE BAY LIGHTERING LLC, a Delaware limited liability company, OSG ENDURANCE LLC, a Delaware limited liability company, OSG MARITRANS PARENT LLC, a Delaware limited liability company, OSG PRODUCT TANKERS, LLC, a Delaware limited liability company, OSG PRODUCT TANKERS AVTC, LLC, a Delaware limited liability company, OSG PRODUCT TANKERS I, LLC, a Delaware limited liability company, OSG PRODUCT TANKERS II, LLC, a Delaware limited liability company, OSG PRODUCT TANKERS MEMBER LLC, a Delaware limited liability company, OSG SHIP MANAGEMENT, INC., a Delaware corporation, OVERSEAS ST HOLDING LLC, a Delaware limited liability company, OVERSEAS ANACORTES LLC, a Delaware limited liability company, OVERSEAS BOSTON LLC, a Delaware limited liability company, OVERSEAS HOUSTON LLC, a Delaware limited liability company, OVERSEAS LONG BEACH LLC, a Delaware limited liability company, OVERSEAS LOS ANGELES LLC, a Delaware limited liability company, OVERSEAS MARTINEZ LLC, a Delaware limited liability company, OVERSEAS NEW YORK LLC, a Delaware limited liability company, OVERSEAS NIKISKI LLC, a Delaware limited liability company, OVERSEAS TAMPA LLC, a Delaware limited liability company, OVERSEAS TEXAS CITY LLC, a Delaware limited liability company (collectively, but excluding Holdings, the “Borrowers”, and each individually, jointly and severally, a “Borrower”), the lenders from time to time party hereto (collectively, the “Lenders”, and each individually a “Lender”), and PGIM, INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Recitals:

The Borrowers, Holdings (collectively with the Borrowers, the “Loan Parties”), the Lenders, the Administrative Agent and the other Agents (as such term is defined in the Credit Agreement) are parties to that certain Credit Agreement dated December 21, 2018 (as amended, and as the same may be further amended, amended and restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to loan the Borrowers the aggregate principal amount of $325,000,000 (the “Loan”).

Recently, the Loan Parties requested that the Lenders and the Administrative Agent modify certain of the terms and conditions contained in the Credit Agreement and the Lenders and the Administrative Agent have agreed to do so in accordance with this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing and other mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All references to the “Agreement” or the “Credit Agreement” in the Credit Agreement and in this Amendment shall be deemed to be references to the Credit Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used herein and not defined have the meanings given to such terms in the Credit Agreement.

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2. Effectiveness of Agreement. This Amendment shall become effective as of the date first above written, but only if (i) this Amendment has been duly executed and delivered by the Borrowers, Holdings, the Required Lenders and the Administrative Agent, (ii) the Borrowers have delivered to the Lenders a schedule of all of the Vessels owned by the Borrowers and their Subsidiaries and the Chartered Vessels, in form and substance satisfactory to the Administrative Agent (including reasonable detail regarding each Vessel’s current status), (iii) Holdings and its Subsidiaries (as applicable) shall have entered into amendments with respect to: (A) that certain Loan and Security Agreement, dated as of March 12, 2020, by and between Banc of America Leasing & Capital, LLC, and Kiska Island LLC, Akun Island LLC, and Tagalak Island LLC; (B) that certain Credit Agreement, dated as of November 18, 2020, by and among OSG 205 LLC, OSG Courageous II LLC, and TVPX Aircraft Solutions Inc.; (C) that certain Loan and Security Agreement, dated as of August 7, 2019, between Pacific Western Bank and Overseas Sun Coast LLC; (D) that certain Credit Agreement, dated as of March 26, 2020, by and among OSG 204 LLC, various financial institutions party thereto, and Wintrust Commercial Finance; and (E) that certain Master Security Agreement, dated as of November 19, 2018, by and among, Wintrust Commercial Finance, Mykonos Tanker LLC and Santorini Tanker LLC, (iv) the Administrative Agent shall have received a duly executed and delivered Perfection Certificate, (v) the Borrowers shall have paid to each of the Lenders who have signed this Amendment an amendment fee equal to 25 bps of the amount of the Loan held by such Lender as of March 31, 2021, which fee is deemed fully earned and non-refundable as of the date hereof, (vi) the Borrowers shall have paid to King & Spalding LLP, counsel to the Administrative Agent, the legal fees and expenses due to them, and (vii) Holdings, the Borrowers, the Required Lenders, and the Administrative Agent shall have entered into that certain letter agreement dated as of the date hereof in form and substance satisfactory to the Administrative Agent and the Required Lenders.

3. Amendments to Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

3.1. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) By deleting the definitions of “Adjusted LIBOR Rate,” “Applicable Margin” and “Board” appearing therein and substituting the following in lieu thereof:

“Adjusted LIBOR Rate” means, with respect to the Initial Term Loan, as well as any Incremental Term Loan, for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Term Loan in effect for such Interest Period divided by 1 minus the Statutory Reserves (if any) for such Term Loan for such Interest Period; provided that if such rate is below 1.00%, the Adjusted LIBOR Rate shall deemed to be 1.00%.

“Applicable Margin” means 5.50%; provided that, upon termination of the Additional Reporting Period, the Applicable Margin shall revert back to 5.00%.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor governmental authority.

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(b) By adding thereto in proper alphabetical order the following new definitions:

““Additional Reporting Period” shall mean the period commencing on the Third Amendment Effective Date and ending on the earlier of (i) the date of timely delivery of a Compliance Certificate demonstrating: (A) compliance with the covenants set forth in Sections 5.21(a), (b), and (c) for the period ended March 31, 2022; and (B) the existence of no other Defaults or Events of Default; for the avoidance of doubt, if the Borrowers fail to comply with such financial covenants for the period ended March 31, 2022, the Additional Reporting Period shall extend until the date that Loans are repaid and satisfied in full and (ii) the date on which the Administrative Agent shall have received written notice form the Borrower Representative of the Borrower’s election to terminate the Additional Reporting Period along with a Compliance Certificate demonstrating: (Y) compliance with the covenants set forth in Sections 5.21(a), (b), and (c) (as such covenants existed immediately prior to the Third Amendment Effective Date) as of the most recently ended fiscal quarter; and (Z) the existence of no other Defaults or Events of Default.

“Agent Letter Agreement” shall mean that certain Letter Agreement dated as of the Third Amendment Effective Date by and among the Borrowers, the Required Lenders, the Administrative Agent and Holdings.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17.

“Benchmark” shall mean, initially, LIBOR Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in their reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or determine that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrowers and the Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” shall mean the period (if any) (i) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17 and (ii) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.

“Cash Flow Projection” has the meaning given to it in Section 5.01(l) hereof.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in their reasonable discretion.

“Early Opt-in Election” shall mean, if the then-current Benchmark is LIBOR Rate, the occurrence of:

(i) a notification by the Administrative Agent to the Borrowers or a notification by the Borrowers to the Administrative Agent that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(ii) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from LIBOR Rate and the provision, as applicable, by the Administrative Agent to the Lenders of written notice of such joint election.

“Financial Advisor” has the meaning given to it in Section 5.25 hereof.

“Financial Advisor Trigger Event” means the occurrence of a Default under Section 5.21.

“Floor” shall mean 1.00%.

“Gulf Coast Sale Transaction” shall mean the sale of the Gulf Coast Vessel at any time after the Third Amendment Effective Date.

“Gulf Coast Vessel” shall mean that 50,000 DWT class product/chemical tanker named “OVERSEAS GULF COAST”, IMO No. 9862932, flagged under the laws of the Republic of the Marshall Islands (Official No. 8598), registered on September 30, 2019.

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“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the LIBOR Rate, 11:00 a. m. (London time) on the day that is two London banking days preceding the date of such setting and (2) if such Benchmark is not the LIBOR Rate, the time determined by the Administrative Agent in their reasonable discretion.

“Relevant Governmental Body” shall mean the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Amendment Effective Date” means April 1, 2021.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.”

(c) By adding the following proviso at the end of the definition of “OBS Available Amount”:

“provided, however, during the Additional Reporting Period, the OBS Available Amount shall equal $0.”

(d) By adding the following proviso at the end of the definition of “OSG Available Amount”:

“provided, however, during the Additional Reporting Period, the OSG Available Amount shall equal $0.”

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3.2. Article II of the Credit Agreement is hereby amended by adding the following new Section 2.17 to the end of said Article:

“Section 2.17 Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Term Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Term Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Term Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Term Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Term Loan Document.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Term Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Term Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Term Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Term Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in their reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e) Benchmark Unavailability Period. Upon the Borrowers’ receipt of written notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for any conversion to or continuation of any borrowing of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a conversion to a Base Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f) Conflict. In the event the provisions of this Section 2.17 conflict with another paragraph of this Agreement, this Section 2.17 shall govern.

3.3. Section 5.01(a) of the Credit Agreement is hereby amended by deleting the parenthetical in clause (i) of such Section in its entirety and substituting the following in lieu thereof:

“(which opinion shall not be qualified as to scope or contain any going concern qualification (other than with respect to the audited financial statements for the fiscal year ending December 31, 2020) or other qualification or exemption)”

3.4. Section 5.01 of the Credit Agreement is hereby amended by adding the following new clauses (l), (m) and (n) to the end of said Section:

“(l) Thirteen Week Cash Flow. By 5:00 PM (eastern standard time) on every other Tuesday during the Additional Reporting Period (commencing with April 13, 2021), (i) an updated rolling thirteen-week cash flow projection for each of Holdings and the Borrowers and (ii) a detailed reconciliation analysis of actual results compared to projected results for the prior two-week period (each a “Cash Flow Projection and Variance Report”). The Cash Flow Projection and Variance Reports shall (i) be in form and substance reasonably acceptable to the Administrative Agent and prepared in good faith and based upon assumptions that were reasonable at the time such projections were delivered; (ii) include a description of (A) any non-renewal of any contracts the Borrowers are party to, (B) the release of employment of any Vessel or Chartered Vessel, (C) any Vessels or Chartered Vessel entering into new contracts (including information on such contracts), (D) any adjustments to an existing contract rate with respect to any Vessel or Chartered Vessel (including terms of adjustment), (E) all Unrestricted Cash and Cash Equivalents held the Borrowers as of the last Business Day of the week, and (F) any other information that the Administrative Agent may reasonably request prior to delivery of any such Cash Flow Projection and Variance Report; and (iii) include an updated schedule of all Chartered Vessels and Vessels (including the status of such Vessel) owned by the Borrowers and their Subsidiaries, in the form attached hereto as Exhibit S (and such schedule shall highlight any changes since the delivery of most recent schedule); and

(m) Cash Reports. During the Additional Reporting Period and simultaneously with the delivery of each Cash Flow Projection and Variance Report, a statement (specifying the balance of each applicable account) of Unrestricted Cash and Cash Equivalents of the Borrowers in accounts that are subject to Deposit Account Control Agreements or Securities Account Control Agreements as of the last Business Day of each of the prior two weeks and as of the last day of the calendar month (to the extent such two-week period includes the end of a calendar month).

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(n) Monthly Reports. As soon as available and in any event no later than the last day of the immediately subsequent calendar month of each fiscal year of Holdings and its Subsidiaries during the Additional Reporting Period, (i) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such calendar month and related consolidated statements of income, cash flows and stockholders equity for such calendar month and for the then elapsed portion of the fiscal year, accompanied by a certificate of a Financial Officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a)(i) of this Section 5.01, subject to normal year-end audit adjustments and the absence of footnotes, (ii) the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such calendar month and related consolidated statements of income and cash flows for such calendar month and for the then elapsed portion of the fiscal year, accompanied by a certificate of a Financial Officer of the Borrower Representative stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrowers and their Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the annual financial statements referred to in clause (iii) of Section 5.01(a), subject to normal year-end audit adjustments and the absence of footnotes, and (iii) a report of monthly operational data inclusive of key performance indicators, including, without limitation, vessel operating updates for days worked, spot activity and rates.”

3.5. Section 5.13 of the Loan Agreement is hereby amended by (i) deleting the word “and” at the end of clause (i) of the second proviso thereof, (ii) adding the word “and” to the end of clause (ii) of such proviso, and (iii) adding thereto the following new clause (iii) to read as follows:

“(iii) during the fiscal year ending December 31, 2021, the Collateral Agent and the Administrative Agent shall be permitted to conduct one additional Vessel Appraisal in the aggregate (in addition to any Vessel Appraisal conducted pursuant to clause (i) of this proviso) for each Collateral Vessel at the Borrowers’ cost and expense.”

3.6. Section 5.21(d) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“(d) At all times prior to the termination of the Additional Reporting Period, the Borrowers shall maintain directly (and not through any Subsidiary or other party) in accounts subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, Unrestricted Cash and Cash Equivalents of not less than (i) before the consummation of the Gulf Coast Sale Transaction, (A) $25,000,000 in the aggregate as of the last day of any month during such period and (B) $15,000,000 in the aggregate at any other time during such period and (ii) on or after the consummation of the Gulf Coast Sale Transaction, (A) $30,000,000 in the aggregate as of the last day of any month during such period and (B) $20,000,000 in the aggregate at any other time during such period. At all times after the termination of the Additional Reporting Period, the Borrowers shall maintain directly (and not through any Subsidiary or other party) in accounts subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, Unrestricted Cash and Cash Equivalents of not less than $25,000,000 in the aggregate.

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3.7. Section 5.21 of the Credit Agreement is hereby amended by adding the following new clause (e) to the end of said Section:

“(e) The covenants set forth in Sections 5.21(a), 5.21(b) and 5.21(c) above shall be suspended and of no force and effect during the period beginning on January 1, 2021 and ending on the earlier of (i) the end of the Additional Reporting Period and (ii) January 1, 2022, and Holdings and the Borrowers shall instead comply with Section 5.21(d) and the following covenants for each quarter ending during such period: Borrowers shall not permit Consolidated EBITDA for each of the fiscal quarters listed below to be less than the amount set forth next to such fiscal quarter:

The fiscal quarter ending March 31, 2021	$0
The fiscal quarter ending June 30, 2021	$2,000,000
The fiscal quarter ending September 30, 2021	$18,500,000
The fiscal quarter ending December 31, 2021	$23,000,000

; provided, however, if the Consolidated EBITDA for the Borrowers is less than $8,000,000 for the fiscal quarter ending June 30, 2021, then, at the request of the Administrative Agent, the Borrowers shall hold a conference call (the cost of which conference call is to be paid by the Borrowers) with representatives of the Administrative Agent and all Lenders who choose to participate in such conference call, to be held at such time as reasonably agreed by the Borrowers and the Administrative Agent, and at which conference call shall be discussed a strategic business review and planning session.

For fiscal quarters ending after the earlier of (i) the end of the Additional Reporting Period and (ii) January 1, 2022, the financial covenants set forth in Sections 5.21(a), 5.21(b) and 5.21(c) shall be deemed reinstated and Holdings and the Borrowers shall comply therewith and with Section 5.21(d); provided, however, with respect to the calculation of the financial covenants set forth in Sections 5.21(a), 5.21(b), and 5.21(c) and for the fiscal quarter ending March 31, 2022 only, such financial covenants shall be calculated on an annualized basis using only the three preceding fiscal quarters.”

3.8. Article V of the Credit Agreement is hereby amended by adding the following new Section 5.24 to the end of said Article:

“Section 5.24 Monthly Calls. No later than the fifth (5) Business Day after which financial statements are required to be delivered pursuant to Section 5.01(n) (or such later date selected by the Administrative Agent in its sole discretion), Holdings and the Borrowers shall cause their chief executive officer and/or chief financial officer to make themselves available during normal business hours for a telephonic meeting with Administrative Agent and Lenders to provide the Administrative Agent and Lenders with summary information regarding the Loan Parties’ business results, and the opportunity for the Administrative Agent, its advisors, as well as the Lenders to ask and have answered any questions regarding the Borrowers and/or its financial condition.

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3.9. Section 6.01(m) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“Other than during the Additional Reporting Period, other Indebtedness in an aggregate principal amount for all Borrowers not to exceed $50,000,000 at any time outstanding, of which up to (but not more than) $30,000,000 may be secured to the extent permitted by Section 6.02(w);”

3.10. Section 6.01 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of said Section:

“Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower, Holdings, or any other Subsidiary of Holdings incur, create or assume, directly or indirectly, any additional Indebtedness in an amount greater (in the aggregate among any Borrower, Holdings, or any other Subsidiary of Holdings) than $5,000,000.”

3.11. Section 6.02(s) of the Credit Agreement is hereby amended by adding the following language after the first parenthetical in said Section: “during the Additional Reporting Period in connection with Indebtedness incurred by any Borrower pursuant to Section 6.01(p)”.

3.12. Clause (ii) of Section 6.02(w) is hereby amended and restated in its entirety as follows:

“(ii) do not secure obligations in excess of: (A) $10,000,000 during the Additional Reporting Period; and (B) $30,000,000 during all other times.”

3.13. Section 6.02 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of said Section:

“Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower create, incur, assume, directly or indirectly, any additional Lien pursuant to clause (m) above.”

3.14. Section 6.03 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of said Section:

“Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower enter into any Sale and Leaseback Transaction.”

3.15. Section 6.04 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of said Section:

“Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower create, incur, assume, directly or indirectly, any additional Investment pursuant to clause (e), (h), (n), (o), (p) or (r) above.”

3.16. Section 6.05 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of said Section:

“Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower, Holdings, or any other Subsidiary of Holdings enter into, directly or indirectly, any additional Permitted Acquisition pursuant to clause (c) above.”

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3.17. Section 6.06(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“(b) disposition of any Term Loan Priority Collateral Vessel or ABL Priority Collateral Vessel so long as (i) for any such disposition during the Additional Reporting Period, the Required Lenders have consented to such disposition and (ii) the proceeds thereof are applied in accordance with Section 2.09;”

3.18. Section 6.06 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of said Section:

“Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower, Holdings, or any other Subsidiary of Holdings directly or indirectly effect any disposition of any property, or agree to effect any disposition of any property pursuant to (k) above.”

3.19. Section 6.07 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of said Section:

“Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower, Holdings, or any other Subsidiary of Holdings purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing) pursuant to clause (b) (other than in the ordinary course of business or as necessary for maintenance and regulatory compliance) or (f) above; provided, however, that during the Additional Reporting Period, the Borrowers shall not incur Capital Expenditures in excess of $40,000,000. Notwithstanding anything herein to the contrary, neither any Borrower, Holdings, nor any other Subsidiary of Holdings shall incur Capital Expenditures relating to the growth or expansion of existing operations of Holdings, any Borrower, or any other Subsidiary of Holdings without the written consent of the Required Lenders.”

3.20. Section 6.08 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of said Section:

“Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower or Holdings authorize, declare or pay, directly or indirectly, any additional Restricted Payment pursuant to clause (a), (b), (c), (d), or (e) (except pursuant to the Cost Sharing Agreement). Notwithstanding the foregoing, during the Additional Reporting Period, in no event shall any Borrower or Holdings authorize, declare or pay, directly or indirectly, any additional Restricted Payments pursuant to clause (f) in an aggregate amount (for all such payments) greater than $3,000,000. During the Additional Report Period, the Cost Sharing Agreement (as defined in Schedule 5.15) shall not be amended or otherwise modified.”

3.21. Section 6.09(b) of the Credit Agreement is hereby amended by adding the following parenthetical immediately after the term “management agreements”: “(provided that during the Additional Reporting Period, any such additional management agreements must be in form and substance satisfactory to the Administrative Agent in its reasonable discretion)”.

3.22. Section 6.10 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“Section 6.10 Operating Leases. Allow the Borrowers to enter into operating leases or charters (exclusive of the Aker-Chartered Vessels (as such term is defined in the Security Agreement)) for which the annual operating rents or charter hire exceeds (i) $25,000,000 during the Additional Reporting Period or (ii) $50,000,000 in any given year thereafter.”

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3.23. Section 6.11(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“(a) at any time during the Additional Reporting Period or any other time without the consent of the Required Lenders, make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption, retirement, defeasance, or acquisition for value of, or any prepayment, repurchase or redemption, retirement, defeasance as a result of any asset sale, change in control or similar event of, any Subordinated Indebtedness;”

3.24. Section 8.01(d) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“(d) default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Section 5.01, Section 5.02(a), Section 5.03(a) (as it relates to a Loan Party), Section 5.04, Section 5.08, Section 5.10, Section 5.13, Section 5.14, Section 5.15 (solely with respect to the tasks set forth in items 3, 4, 5, and 6 in Schedule 5.15), Section 5.16, Section 5.19, Section 5.20, Section 5.21, Section 5.22, Section 5.24, or in Article VI;”

3.25. The address for the Administrative Agent set forth in Section 11.01(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“PGIM, Inc.

c/o Prudential Private Capital

2200 Ross Avenue

Suite 4300 West

Dallas, TX 75201

Attn: Managing Director

And

Attention: Vice President and Corporate Counsel”

3.26. Schedule 5.15 of the Credit Agreement is hereby amended by adding the following new paragraphs to the end of said Schedule:

“3. Within thirty (30) days following the Third Amendment Effective Date, Holdings shall provide the Administrative Agent with an executed pledge agreement (in form and substance satisfactory to the Administrative Agent) pledging 100% of the outstanding equity interests of OSG Financial Corp. and OSG Alaska LLC and shall deliver to the Administrative Agent any certificates representing such equity interests.

4. Within thirty (30) days following the Third Amendment Effective Date, the Borrowers shall have taken all steps necessary to enter an assignment of time charter agreement between Overseas Tampa LLC and Overseas ST Holdings LLC pursuant to which Overseas ST Holdings LLC will assume an existing time charter with Shell Trading (U.S.) Company or an affiliate thereof to employ the Vessel Overseas Chinook. Notwithstanding the foregoing, the Borrowers’ obligations under this paragraph 4 shall be subject to the execution and delivery by the Administrative Agent on or prior to the date that the assignment referenced in clause (a) is executed of a quiet enjoyment agreement in favor of Shell Trading (U.S.) Company or an affiliate thereof in the form to be provided by Shell Trading (U.S.) Company to the Administrative Agent and reasonably acceptable to the Administrative agent (the “Quiet Enjoyment Agreement”). The Required Lenders hereby authorize the Administrative Agent to enter into the Quiet Enjoyment Agreement.

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5. Within sixty (60) days following the Third Amendment Effective Date, the Borrowers shall have entered into a written agreement (in form and substance reasonably satisfactory to the Administrative Agent and consistent with past practices) with respect to the formal cost sharing arrangement set forth in Schedule 6.09(e) (the “Cost Sharing Agreement”).

6. Within thirty (30) days following the Third Amendment Effective Date, the Borrowers shall deliver a fully-executed Securities Account Control Agreement (in form and substance reasonably satisfactory to the Collateral Agent) in favor of the Collateral Agent with respect to OBS’s Securities Account with J.P. Morgan with an account number ending in ****421.”

3.27. The Credit Agreement is hereby amended by adding a new Exhibit S, in appropriate order, in the form attached hereto as Exhibit S.

3.28. Annex I of the Credit Agreement is hereby amended by deleting each reference to the following:

“c/o Prudential Capital Group

3350 Riverwood Parkway SE

Suite 1500

Atlanta, GA 30339

Attention: Managing Director

cc: Vice President and Corporate Counsel”

and replacing in its entirety with the following:

“c/o Prudential Private Capital

2200 Ross Avenue

Suite 4300 West

Dallas, TX 75201

Attention: Managing Director

cc: Vice President and Corporate Counsel”

4. Limited Waiver. Subject to the terms and conditions of this Amendment, Administrative Agent and the Lenders signatory hereto waive: (a) the Events of Default that have occurred under Section 8.01(d) of the Credit Agreement as a result of the Borrowers permitting their Unrestricted Cash and Cash Equivalents to be less than $25,000,000 on or prior to the date hereof in breach of Section 5.21(d) of the Credit Agreement; and (b) the Event of Default arising due to the Loan Parties’ failure to timely provide the annual reports, other financial statements and opinions required to be delivered pursuant to Section 5.01(a) with respect to the fiscal year ended December 31, 2020; provided, however that the foregoing waiver shall be void and of no force and effect if the Loan Parties fail to deliver all items required under Section 5.1(a) and (c) of the Credit Agreement with respect to the fiscal year ended December 31, 2020, on or before April 1, 2021. The foregoing waiver is limited to its terms and shall not directly or indirectly: (i) constitute or create a course of dealing, (ii) except as expressly set forth above, constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Term Loan Documents, or (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Term Loan Documents or any right, power, privilege or remedy of Administrative Agent or any one or more of the Lenders thereunder.

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5. Most Favored Nations Provision. In the event that Holdings or any Subsidiary of Holdings (including any Borrower) shall (at any time, either prior to or after the date hereof) modify (or is otherwise currently party to) any existing agreement, instrument or document creating, securing or evidencing any Indebtedness with a principal amount in excess of $5,000,000 and such agreement contains one or more additional financial covenants (including, without limitation, financial reporting covenant) or additional defaults related thereto not contained in the Credit Agreement, or more favorable financial covenants (including, without limitation, financial reporting covenants) or events of default related thereto, the terms of the Credit Agreement shall, without any further action on the part of the Loan Parties, the Administrative Agent, the Collateral Agent or the Lenders, be deemed to be amended automatically to include each such additional financial covenants and additional defaults related thereto or more favorable financial covenant or event of default related thereto contained in such agreement, instrument or document; provided, however, that if subsequent thereto, the parties to any such agreements, instruments or documents agree to remove, loosen or make less restrictive any such financial covenants or events of default, then the terms of the Credit Agreement shall, without any further action on the part of the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders and so long as such new terms are no less favorable to the Lenders than those which exist on the date hereof, shall be deemed to be similarly amended. In the event that the lenders under any such agreements, instruments or documents receive any compensation for such removal, loosening or making less restrictive such additional financial covenants or events of default, the Lenders shall be entitled to receive compensation (including, without limitation, an increase in any interest rate or the payment of any fees) in equivalent proportion thereto. The Loan Parties further covenant to promptly execute and deliver at the Borrowers’ cost and expense (including the fees and expenses of the Administrative Agent’s counsel) an amendment to the Credit Agreement in form and substance satisfactory to the Administrative Agent and the Required Lenders evidencing the amendment of the Credit Agreement to include such additional financial covenants and additional defaults related thereto, or more favorable financial covenants or events of default related thereto, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 4, but shall merely be for the convenience of the parties hereto. Holdings shall promptly inform the Lenders and the Administrative Agent in writing of any deferral, waiver, modification or amendment entered into during the Additional Reporting Period with respect to any agreement, instrument or document relating to any debt in excess of $5,000,000 of Holdings or any of its Subsidiaries with any lenders under any such agreement, instrument or document.

6. Representations and Warranties of Borrowers. The Loan Parties hereby jointly and severally represent and warrant to the Lenders that (i) the execution of this Amendment by each of the Loan Parties has been duly authorized by all requisite action on the part of each such Loan Party, (ii) no consents are necessary from any third parties for the Loan Parties’ execution, delivery or performance of this Amendment, or, if such consents are necessary, the Loan Parties have delivered the same to the Administrative Agent, (iii) this Amendment, the Credit Agreement, and each of the other Term Loan Documents, constitute the legal, valid and binding obligations of the Loan Parties enforceable against them, jointly and severally, in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, and (iv) no Default or Event of Default has occurred under the Credit Agreement or any of the other Term Loan Documents.

7. Reaffirmation. The Loan Parties hereby jointly and severally represent, warrant, acknowledge and confirm that (i) except as specifically modified by the terms of this Amendment, the Credit Agreement and the other Term Loan Documents remain in full force and effect and unmodified, (ii) the Loan Parties have no defenses to their respective obligations under the Credit Agreement and the other Term Loan Documents, and such obligations are due and owing to the Lenders without setoff or counterclaim, (iii) the Liens granted to the Collateral Agent and the Mortgage Trustee under the Term Loan Documents secure all the Loan Parties’ Obligations thereunder, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Amendment, and are not impaired or extinguished in any respect by this Amendment, and (iv) the Loan Parties have no claims against the Lenders or any Agent arising from or in connection with the Credit Agreement or the other Term Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever. Until the Obligations under the Term Loan Documents are indefeasibly paid in full in cash and all obligations and liabilities of the Loan Parties under this Amendment and the other Term Loan Documents are performed and paid in full in cash, the Loan Parties agree and covenant that they are bound by the covenants and agreements set forth in the Credit Agreement, Term Loan Documents and in this Amendment. The Loan Parties hereby ratify and confirm the Obligations under the Term Loan Documents. This Amendment does not create or constitute, and is not, a novation of the Credit Agreement and the other Term Loan Documents.

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8. RELEASE. AS A MATERIAL PART OF THE CONSIDERATION FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT, THE BORROWERS, FOR THEMSELVES AND THEIR OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY “RELEASOR”) HEREBY FOREVER RELEASE, FOREVER WAIVE AND FOREVER DISCHARGE THE AGENTS AND THE LENDERS WHO FROM TIME TO TIME BECOME LENDERS UNDER THE CREDIT AGREEMENT, THE AGENTS, AND THE LENDERS, AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “LENDER GROUP”), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER ARISING UNDER, ARISING IN CONNECTION WITH, OR ARISING FROM, THE CREDIT AGREEMENT, AND THE OTHER TERM LOAN DOCUMENTS OR OTHERWISE, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, WHICH RELEASOR MAY HAVE OR CLAIM TO, HAVE AGAINST ANY OF THE LENDER GROUP.

9. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles.

10. Section Titles. The Section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

11. Fees and Expenses. The Borrowers shall promptly pay to the Lenders and the Administrative Agent all fees, expenses and other amounts owing to the Lenders and the Administrative Agent under the Credit Agreement and the other Term Loan Documents upon demand, including, without limitation, all fees, costs and expenses incurred by the Lenders and/or the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment.

12. Counterparts; Facsimile Transmissions. This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

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13. Incorporation By Reference. The Lenders, the Administrative Agent and the Borrowers hereby agree that all of the terms of the Term Loan Documents are incorporated in and made a part of this Amendment by this reference. This Amendment is a Term Loan Document.

14. Notice—Oral Commitments Not Enforceable. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Amendment and the other Term Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED AND THAT IS IN ANY WAY RELATE TO THE CREDIT AGREEMENT AND THE TERM LOAN DOCUMENTS. TO PROTECT THE LOAN PARTIES AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE LOAN PARTIES AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

The Loan Parties acknowledge that there are no other agreements between or among the Lenders, the Agents, and the Loan Parties, oral or written, concerning the subject matter of the Term Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Term Loan Documents and thereby extinguished.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

OVERSEAS SHIPHOLDING
GROUP, INC., as Guarantor

By:
Richard Trueblood
Chief Financial Officer

OSG BULK SHIPS, INC.
OSG AMERICA LLC
OSG AMERICA OPERATING COMPANY LLC
OSG SHIP MANAGEMENT, INC.

MARITRANS GENERAL PARTNER INC.
as Borrowers

By:
Richard Trueblood
Chief Financial Officer

OSG 244 LLC
OSG COURAGEOUS LLC
OSG DELAWARE BAY LIGHTERING LLC
OSG ENDURANCE LLC
OVERSEAS ST HOLDING LLC
OVERSEAS ANACORTES LLC
OVERSEAS BOSTON LLC
OVERSEAS HOUSTON LLC
OVERSEAS LONG BEACH LLC
OVERSEAS LOS ANGELES LLC
OVERSEAS MARTINEZ LLC
OVERSEAS NEW YORK LLC
OVERSEAS NIKISKI LLC
OVERSEAS TAMPA LLC
OVERSEAS TEXAS CITY LLC
OSG COLUMBIA LLC
OSG PRODUCT TANKERS, LLC
as Borrowers

By:
Richard Trueblood
Authorized Signatory

Signature Page to Amendment No. 3 to Credit Agreement

MARITRANS OPERATING COMPANY L.P.,
as Borrower

By:	Maritrans General Partner Inc.

By:
Richard Trueblood
Chief Financial Officer

OSG AMERICA L.P.,
as Borrower

By:	OSG America LLC,
its General Partner

By:
Richard Trueblood
Chief Financial Officer

OSG PRODUCT TANKERS II, LLC
OSG PRODUCT TANKERS I, LLC,
as Borrowers

By:
Richard Trueblood
Management Committee Representative

OSG PRODUCT TANKERS MEMBER LLC
OSG PRODUCT TANKERS AVTC, LLC
OSG MARITRANS PARENT LLC,
as Borrowers

By:
Richard Trueblood
Manager

Signature Page to Amendment No. 3 to Credit Agreement

PGIM, INC.,
as Administrative Agent

By:
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Lender

By:
Vice President

GIBRALTAR UNIVERSAL LIFE REINSURANCE COMPANY, as Lender

By:	PGIM, Inc., as investment manager

By:
Vice President

PICA HARTFORD LIFE & ANNUITY COMFORT TRUST, as Lender

By:	The Prudential Insurance Company of America, as Grantor

By:
Vice President

PICA HARTFORD LIFE INSURANCE COMFORT TRUST, as Lender

By:	The Prudential Insurance Company of America, as Grantor

By:
Vice President

Signature Page to Amendment No. 3 to Credit Agreement

PRUCO LIFE INSURANCE COMPANY, as Lender

By: PGIM, Inc., as investment manager

By:
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as Lender

By:	PGIM, Inc., as investment manager

By:
Vice President

PRUDENTIAL UNIVERSAL REINSURANCE COMPANY, as Lender

By:	PGIM, Inc., as investment manager

By:
Vice President

Signature Page to Amendment No. 3 to Credit Agreement

as Lender

By:
Name:
Title:

Signature Page to Amendment No. 3 to Credit Agreement

Exhibit S

Form of Vessel Variance Report

[NTD: OSG TO PROVIDE]